POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kam Shah as the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE TITLE

Chief Executive Officer and Director
_/s/ Declan Doogan_____________ (Principal Executive Officer)
Declan Doogan

Date: December 17, 2013

Chief Financial Officer and Director
/s/ Kam Shah_________________ (Principal Financial Officer)
Kam Shah

Date: December 17, 2013

/s/ Gregory Bailey_____________ Director
Gregory Bailey

Date: December 17, 2013

_/s/ James Mellon_____________ Director
James Mellon

Date: December 17, 2013